Exhibit 10.3

AMENDMENT NO. 12

TO THE

SAN DIEGO GAS & ELECTRIC COMPANY

NUCLEAR FACILITIES QUALIFIED CPUC DECOMMISSIONING

MASTER TRUST AGREEMENT

FOR

SAN ONOFRE NUCLEAR GENERATING STATIONS

This Amendment No. 12 made this     27th    day of      August     , 2014, by and between San Diego Gas & Electric Company (“Company”) and The Bank of New York Mellon, a New York state bank, successor by operation of law to Mellon Bank, N.A (“Trustee”).

WHEREAS, pursuant to Section 2.12 of the Nuclear Facilities Qualified Decommissioning Master Trust for San Onofre Nuclear Generating Stations dated as of June 29, 1992, as amended (“Agreement”) between the Company and the Trustee, the parties specifically reserve the right to amend the Agreement;

NOW, THEREFORE, the Company and the Trustee agree as follows:

1.

Section 1.01, Definitions shall be amended by inserting the following language as section (1.1) after section (1):

“(1.1)

“Advance Withdrawal Certificate” shall mean a document properly completed and executed by one Authorized Representative of the Company and substantially in the form of Exhibit C-1 hereto.

2.

Section 2.01, Payment of Nuclear Decommissioning Costs, of Article II shall be amended by inserting the following language as sections (4.1) and (4.2):

“(4.1)

Advance Withdrawals for Payment of Decommissioning Costs.  An Authorized Representative may request disbursement of funds to pay expected Decommissioning Costs by submitting an Advance Withdrawal Certificate to the Trustee.  Requests for advance withdrawals may be made up to one month before expected payments are made.  Amounts withdrawn shall be deposited in an interest-bearing account.  Interest earned in such account shall be used for paying Decommissioning Costs, and shall not benefit the Company.  Any request for withdrawal of funds shall be accompanied by documentation supporting the amount of advance withdrawal, and shall take into account any unexpended, balance of funds previously disbursed.  Any funds remaining in such account upon termination of the Master Trust shall be distributed pursuant to Section 2.11.”

“(4.2)

Documentation of Payment of Decommissioning Costs.  Actual expenditures for Decommissioning Costs and a reconciliation of advance withdrawals with actual expenditures will be submitted to the CPUC quarterly.”

3.

Each Party hereby represents and warrants to the others that it has full authority to enter into this Amendment No. 12 upon the terms and conditions hereof and that the individual executing this Amendment No. 12 on its behalf has the requisite authority to bind that Party.

IN WITNESS WHEREOF, the Company, the Trustee, and the California Public Utilities Commission have set their hands and seals in agreement to these amendments effective as provided above.

SAN DIEGO GAS & ELECTRIC COMPANY

By:	/s/ Robert Schlax
Date:	7/31/14
Attest:	/s/ Sylvia Jimenez

THE BANK OF NEW YORK MELLON

By:	/s/ Joseph G. Kirchmeier
Date:	7/29/14
Attest:	/s/ James Mahoney

CALIFORNIA PUBLIC UTILITIES COMMISSION

By:	/s/ Michelle Cooke for PAC
Date:	8/27/14
Attest:	/s/ Carol Mendiola

QUALIFIED MASTER TRUST AGREEMENT

EXHIBIT C-1

ADVANCE WITHDRAWAL CERTIFICATE

The undersigned, Authorized Representative of Southern California Edison Company (Company), a California corporation, being duly authorized and empowered to execute and deliver this certificate, hereby certifies to the Trustee of the Southern California Edison Company Nuclear Facilities Qualified CPUC Decommissioning Master Trust for San Onofre and Palo Verde Nuclear Generating Stations, pursuant to Section 2.01 of that certain Master Trust Agreement, dated _______________, as follows:

1)

Within 30 days of the date of this certificate, there will be due and owing to the Company [all] or [a portion of] the cost of goods or services provided in connection with the decommissioning of [SONGS/Palo Verde] as evidenced by the Schedule with supporting exhibits attached as Exhibit 1 hereto;

2)

All such amounts will constitute Decommissioning Costs; and

3)

All conditions precedent to the making of this withdrawal and disbursement and the payment of the Company of the Decommissioning Costs set forth in any agreement between any third-party provider and the company have been fulfilled.

Accordingly, you are hereby authorized to withdraw $_______from the [SONGS Unit No. 1/SONGS Unit No. 2/SONGS Unit No. 3/Palo Verde Unit No. 1, Palo Verde Unit No. 2/Palo Verde Unit No. 3] Qualified Fund of the Master Trust in order to permit payment of such sum to be made to the Company for such purpose.   You are further authorized to disburse such sum, once withdrawn, directly to the Company in the following manner:  [DESCRIBE:  CHECK, WIRE TRANSFER, ETC.] on or before __________________.   Executed this _____ day of ______________.

SOUTHERN CALIFORNIA EDISON COMPANY

By____________________________________

    Authorized Representative

By_____________________________________

    Attest